SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                         Date of Report: March 31, 2005


                            Embryo Development Corp.
             (Exact name of registrant as specified in its charter)


          Delaware                   0-27028                  13-3832099
----------------------------  -----------------------    --------------------
(State or other jurisdiction  (Commission File Number)      (IRS Employer
     of incorporation)                                  Identification  Number)


305 Madison Avenue, New York, NY                                10165
---------------------------------------------------------------------------
Address of principal executive offices                       (Zip Code)


Registrant's telephone number including area code         (212) 808-0607
                                                          --------------

                 ----------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

                    INFORMATION TO BE INCLUDED IN THE REPORT

The information in this Form 8-K Current Report is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.


Item 1.02 Termination of a Material Definitive Agreement


On March 30, 2005, Registrant terminated its efforts to complete a definitive merger agreement with AES Management Buyout Corp., a Delaware corporation ("AMBO"), which had been contemplated by an August 4, 2004 letter of intent.

Registrant provided written notice of termination because AMBO had not, in a timely manner, satisfactorily cured defaults on certain of its outstanding indebtedness owing to a third party.

Registrant will recommence its efforts to pursue other business opportunities, including potential mergers and acquisitions.

Item 8.01 Other Events

Registrant had previously advanced $300,000 to AMBO under a secured promissory note. Registrant has notified AMBO that in accordance with the instruments governing payment of the funds advanced, the maturity date of the $300,000 and accrued interest is accelerated and such amounts are due and payable on April 15, 2005.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registration has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

                                       EMBRYO DEVELOPMENT CORP.


                                       By:/s/Matthew Harriton
                                       _______________________
                                          Matthew Harriton
                                       Chief Executive Officer

Dated March 31, 2005